UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 23, 2009

Date of Earliest Event Reported:  December 22, 2009

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH	45502-9032
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 8.01 Other Matters

On December 22, 2009, AdCare Health Systems, Inc., (the “Company”) issued a press release announcing warrant holders approval to amend the terms of the Company’s public warrants.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 8.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated December 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  December 23, 2009

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	AdCare Health Systems, Inc. Press Release, dated December 22, 2009.

Exhibit 99.1

For Immediate Release

AdCare Health Systems’ Warrant Holders Approve Amending Terms of their Public Warrants

SPRINGFIELD, Ohio, December 22, 2009/PRNewswire-FirstCall/ AdCare Health Systems, Inc. (NYSE AMEX: ADK), an Ohio based long term care, home care and management company today reported that the warrants issued in connection with AdCare’s initial public offering were amended to conform to the terms of the new warrants that were included in the Company’s recent private placement that raised $2.5 million in cash to fund its current growth initiatives.

On December 21, 2009, the warrant holders voted to reduce the exercise price of their warrants from $5.40 per share to $2.50 per share, extend the expiration date until December 7, 2014 and provide the Company with a callable option which permits AdCare to call the warrants for $0.10 per warrant if the common stock trades above $6.00 per share for 10 consecutive trading days during which the average daily volume for the 10 day period is at least 40,000 shares.  The warrant holder has 30 days to exercise the warrant after receiving the call notice from the Company.

David A. Tenwick, Chairman of AdCare, stated that “with the public warrant holders voting their warrants to conform with the terms of the new private placement warrants and the lower exercise price, there is a greater incentive for the warrants to be exercised which could potentially bring in up to an additional $7 million in capital.   Of course, we are excited about this prospect as we look for acquisitions of assisted living facilities and nursing homes as well as new management contracts.  AdCare has enjoyed its best year ever in terms of financial performance, and is looking forward to 2010 with great anticipation”.

About AdCare Health Systems, Inc.

AdCare Health Systems, Inc. (NYSE AMEX: ADK) develops, owns and manages assisted living facilities, nursing homes and retirement communities and provides home health care services.  Prior to becoming a publicly traded company in November of 2006, AdCare operated as a private company for 18 years.  AdCare’s 900 employees provide management, development and accounting/financial services to 20 long term care facilities, nine of which are assisted living facilities, ten skilled nursing centers and one independent senior living community.  The Company has ownership interests in eight of those facilities.  In the ever expanding marketplace of long term care, AdCare’s mission is to provide quality healthcare services to the elderly.

Safe Harbor Statement

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law.  Such forward-looking statements reflect management’s beliefs and assumptions and are based on information currently available to management.  The forward-looking statements involve known and unknown risks, results, performance or achievements of the Company to differ materially from those expressed or implied in such statements.  Such factors are identified in the public filings made by the Company with the Securities and Exchange Commission and include the Company’s ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace.  There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Contact:

David A. Tenwick

Chairman of the Board

1-740-549-0400

dat@adcarehealth.com

www.adcarehealth.com